UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2023

SURGALIGN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	SRGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth below in Item 1.03 of this Current Report on Form 8-K under the heading “Asset Purchase Agreement” is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

Chapter 11 Filing

On June 19, 2023 (the “Petition Date”), Surgalign Holdings, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), commenced voluntary proceedings under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors have requested that the chapter 11 proceedings be jointly administered under the caption In re Surgalign Holdings, Inc., et al. (the “Chapter 11 Cases”). The Company’s foreign subsidiaries were not included in the chapter 11 filing.

The Debtors will continue to operate their business as “debtors-in-possession” and pursue a structured sale of their assets pursuant to a competitive bidding process or other strategic arrangements involving their assets. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations. Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://restructuring.ra.kroll.com/surgalign, a website administered by Kroll Restructuring Administration, a third party bankruptcy claims and noticing agent. The information on this website is not incorporated by reference into, and does not constitute part of, this Current Report on Form 8-K.

Asset Purchase Agreement

On June 18, 2023, prior to the filing of the Chapter 11 Cases, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Xtant Medical Holdings, Inc., a Delaware corporation ( “Xtant”), pursuant to which, subject to the terms and conditions set forth in the Asset Purchase Agreement, Xtant agreed to acquire certain assets (including the Company’s international subsidiaries) related to the Company’s business of designing, developing and manufacturing hardware medical technology and distributing biologics medical technology (collectively, the “Assets”), and assume certain specified liabilities of the Company (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Transaction”) for a total purchase price of $5 million in cash (the “Purchase Price”). 10% of the Purchase Price will be paid by Xtant into an escrow account following entry into the Asset Purchase Agreement (the “Deposit”), which may be returned to Xtant in the event of specified trigger events, including termination of the Asset Purchase Agreement, subject to certain exceptions relating to a breach of the Asset Purchase Agreement by Xtant.

Upon Bankruptcy Court approval, Xtant will be designated as the “stalking horse” bidder in connection with a sale of the Assets under section 363 of the Bankruptcy Code. The Transaction will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. Subject to Bankruptcy Court approval, if the Asset Purchase Agreement is terminated because the Company sells the Assets to a competing bidder at the auction, Xtant may be entitled to a break-up fee equal to 3% of the Purchase Price plus a capped expense reimbursement. The Company can give no assurances of the outcome of the Transaction and whether Xtant will be successful in acquiring the Assets pursuant to the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Transaction is subject to a number of customary conditions, which, among others, include the entry of an order of the Bankruptcy Court authorizing and approving the Transaction, the performance by each party of its obligations under the Asset Purchase Agreement and the material accuracy of each party’s representations. The Asset Purchase Agreement contains certain termination rights for both the Company and Xtant, including the right to terminate the Asset Purchase Agreement if the Transaction is not consummated by September 1, 2023, or to the extent the board of directors of the Company determines that proceeding with the transactions contemplated by the Asset Purchase Agreement would be inconsistent with its fiduciary duties.

The foregoing summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants set forth in the Asset Purchase Agreement have been made only for purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts. In addition, information regarding the subject matter of the representations and warranties made in the Asset Purchase Agreement may change after the date of the Asset Purchase Agreement. Accordingly, the Asset Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company, its subsidiaries, the Assets or Liabilities, or the Company’s or its subsidiaries’ respective businesses as of the date of the Asset Purchase Agreement or as of any other date.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases constitutes an event of default under the following instruments (the “Debt Instruments”):

•	Seller Note Agreement, dated as of December 30, 2021, by and between the Company and Dearborn Capital Management, LLC, of which $5,122,000 in aggregate principal amount remains outstanding.

•	Seller Note Agreement, dated as of December 30, 2021, by and between the Company and Neva, LLC, of which $5,122,000 in aggregate principal amount remains outstanding.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure

On June 20, 2023, the Company issued a press release announcing its entry into the Asset Purchase Agreement. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in the Company’s securities (including, without limitation, the Company’s common stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of shares of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases and expectations regarding the Asset Purchase Agreement including, but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in its Chapter 11 Cases, successfully enter into and implement a restructuring plan, emerge from Chapter 11 and achieve significant cash flows from operations; the Company’s plans to sell its assets under the Asset Purchase Agreement; the ability to consummate the Transaction on a timely basis; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on The Nasdaq Global Select Market as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1†	Asset Purchase Agreement, dated as of June 18, 2023, by and between Surgalign Holdings, Inc. and Xtant Medical Holdings, Inc.

99.1	Press Release dated June 20, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGALIGN HOLDINGS, INC.

Date: June 20, 2023	By:	/s/ Paolo G. Amoruso
	Name:	Paolo G. Amoruso
	Title:	Chief Legal Officer and Corporate Secretary